Exhibit 10.8

THE NASDAQ STOCK MARKET, INC.

FORM OF PERFORMANCE SHARE UNIT AGREEMENT

This PERFORMANCE SHARE UNIT AGREEMENT (this “Agreement”) between The Nasdaq Stock Market, Inc., a Delaware corporation (the “Company”), and [INSERT NAME OF GRANTEE] (the “Grantee”) memorializes the grant by the Management Compensation Committee of the Board of Directors of the Company (the “Committee”) on [INSERT DATE] of performance share units to the Grantee on the terms and conditions set out below.

RECITALS:

The Company has adopted The Nasdaq Stock Market, Inc. Equity Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. The Plan in relevant part provides for the issuance of stock-based awards that are subject to the attainment of performance goals as established by the Committee.

The Committee has determined that it is in the best interests of the Company and its stockholders to grant the performance share units provided for herein to the Grantee pursuant to the Plan and under the terms set forth herein as an increased incentive for the Grantee to contribute to the Company’s future success and prosperity.

Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Grant of Performance-Based Award. The Company hereby grants to the Grantee [INSERT NUMBER OF PERFORMANCE SHARE UNITS] performance share units (the “Performance Share Units”), which Performance Share Units shall entitle the Grantee to receive up to [INSERT NUMBER OF SHARES WHICH CAN BE DELIVERED IF MAXIMUM PERFORMANCE IS ACHIEVED] Shares (or a lesser number of Shares, or no Shares whatsoever), all in accordance with the terms and conditions set forth herein. Shares corresponding to the Performance Share Units granted herein are in all events to be delivered to the Grantee only after the Grantee has become vested in the Performance Share Units pursuant to Section 4, below.

2. Performance Period. For purposes of this Agreement, the term “Performance Period” shall be the period commencing on [DATE] and ending on [DATE].

3. Performance Goal.

(a) Subject to the following sentence, the Performance Goal is set out in Appendix A hereto, which Appendix A is incorporated by reference herein and made a part hereof. Notwithstanding the foregoing, the provisions of Section 13 or any other provision of this Agreement to the contrary, the Committee reserves the right, at any time on or before [DATE], to unilaterally change or otherwise modify the Performance Goal in any manner whatsoever (including substituting a new Performance Goal), but only to the extent that the Committee has first determined that the exercise of such discretion would not cause the Performance Share Units to fail to qualify as “performance-based compensation” under Section 162(m) of the Code. If the Committee exercises such discretionary authority to any extent, the Committee shall, no later than [DATE], provide the Grantee with a new Appendix A in substitution for the Appendix A attached hereto, and such new Appendix A and the Performance Goal set out therein (rather than the Appendix A attached hereto and the Performance Goal set out therein) shall in all events apply for all purposes of this Agreement.

(b) Depending upon the extent, if any, to which the Performance Goal has been achieved, and subject to compliance with the requirements of Section 4, each Performance Share Unit shall entitled the Grantee to receive, at such time as is determined in accordance with the provisions of Section 5, between 0 and 1.5 Shares. The Committee shall, as soon as practicable following the last day of the Performance Period, certify (i) the extent, if any, to which, in accordance with Appendix A, the Performance Goal has been achieved with respect to the Performance Period and (ii) the number of whole and/or partial Shares, if any, which, subject to compliance with the requirements of Section 4, the Grantee shall be entitled to receive with respect to each Performance Share Unit (with such number of whole and/or partial Shares being hereafter referred to as the “Share Delivery Factor”). Such certification shall be final, conclusive and binding on the Grantee, and on all other persons, to the maximum extent permitted by law.

4. Vesting of Performance Share Units.

(a) The Performance Share Units are subject to forfeiture to the Company until they become nonforfeitable in accordance with this Section 4. Except as provided in the following sentence, the risk of forfeiture will lapse on all Performance Share Units, and all Performance Share Units shall thereupon become vested, only if the Grantee remains employed by the Company on [DATE]. Notwithstanding the foregoing, if the Grantee’s employment with the Company terminates by reason of death prior to [DATE], the risk of forfeiture shall lapse on all Performance Share Units, and all Performance Share Units shall thereupon become vested on the date of death (or on [DATE], if later).

(b) In the event that (i) the Company terminates the Grantee’s employment with the Company for any reason prior to [DATE] or (ii) the Grantee terminates employment with the Company for any reason (other than death) prior to such date, all Performance Share Units shall be cancelled and forfeited, effective as of the Grantee’s termination of employment.

5. Delivery of Shares.

(a) Except as provided in the following subsection (b), a certificate in the number of whole Shares (if any) equal to the product of (i) the number of vested Performance Share Units multiplied by (ii) the Share Delivery Factor (with such product rounded up to the next whole number) shall be registered in the name of the Grantee and delivered to the Grantee or the Grantee’s legal representative (or, in lieu thereof, and as determined by the Committee, the legal indicia of ownership of such number of whole Shares shall be provided to the Grantee or the Grantee’s legal representative) not later than [DATE], provided that the Grantee has otherwise complied with the requirements of Section 11.

(b) Notwithstanding the foregoing subsection (a), in the case of a Grantee described in the final sentence of subsection (a) of Section 4, the certificate (or the indicia of ownership, as the case may be) for such number of whole Shares, as otherwise determined in accordance with the provisions of the foregoing sentence, shall be delivered (or provided, as the case may be) to the Grantee’s beneficiary or estate (as the case may be):

(i) during calendar year [DATE] (but no later than December 31, [DATE]), if the Grantee dies during calendar year [DATE], and

(ii) during the calendar year in which the Grantee dies (but no later than December 31st of such calendar year), if the Grantee dies after calendar year [DATE];

provided, that the beneficiary (or estate) has otherwise complied with the requirements of Section 11.

6. Tax Consequences. The Grantee acknowledges that the Company has not advised the Grantee regarding the Grantee’s income tax liability in connection with the grant or vesting of the Performance Share Units and the delivery of Shares in connection therewith. The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, and local and tax consequences of the grant and vesting of the Performance Share Units and the delivery of Shares in connection therewith as contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

7. Transferability.

(a) Except as provided below, or except to the minimal extent required by law, the Performance Share Units are nontransferable and may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee, except by will or the laws of descent and distribution, and upon any such transfer, by will or the laws of descent and distribution (or upon such transfer required by law), the transferee shall hold such Performance Share Units subject to all the terms and conditions that were applicable to the Grantee immediately prior to such transfer. Notwithstanding the foregoing, the Grantee may transfer any vested Performance Share Units to members of his immediate family (defined as his spouse, children or grandchildren) or to one or more trusts for the exclusive benefit of such immediate family members or partnerships in which such immediate family members are the only partners if the transfer is approved by the Committee and the Grantee does not receive any consideration for the transfer. Any such transferred portion of the Performance Share Units shall continue to be subject to the same terms and conditions that were applicable to such portion of the Performance Share Units immediately prior to transfer (except that such transferred Performance Share Units shall not be further transferable by the transferee). No transfer of a portion of the Performance Share Units shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions hereof.

(b) Upon any transfer by will or the laws of descent and distribution (or upon any such transfer required by law), such transferee shall take the Performance Share Units and the Shares delivered in connection therewith (the “Transferee Shares”) subject to all the terms and conditions that were (or would have been) applicable to the Performance Share Units and the Transferee Shares immediately prior to such transfer.

8. Rights of Grantee. Prior to the delivery, if any, of Shares to the Grantee pursuant to the provisions of Section 5, the Grantee shall not have any rights of a shareholder of the Company on account of the Performance Share Units.

9. Unfunded Nature of Performance Share Units. The Company will not segregate any funds representing the potential liability arising under this Agreement. The Grantee’s rights in respect of this Agreement are those of an unsecured general creditor of the Company. The liability for any payment under this Agreement will be a liability of the Company and not a liability of any of its officers, directors or Affiliates.

10. Securities Laws. The Company may condition delivery of certificates for Shares delivered for any vested Performance Share Units upon the prior receipt from the Grantee of any undertakings which it may determine are required to assure that the certificates are being issued in compliance with federal and state securities laws

11. Withholding. The Grantee shall pay to the Company promptly upon request, and in any event, no later than at the time the Company determines that the Grantee will recognize taxable income in respect of the Performance Share Units, an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Performance Share Units. Such payment shall be made in the form of (i) cash, (ii) Shares already owned for at least six months, (iii) delivering to the Company a portion of the Shares otherwise to be delivered to the Grantee with respect to the Performance Share Units sufficient to satisfy the minimum withholding required with respect thereto to the extent permitted by the Company, or (iv) in a combination of such methods, as irrevocably elected by the Grantee prior to the applicable tax due date with respect to the Units.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

13. Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto, except as otherwise provided in Section 3(a) regarding permitted unilateral action by the Committee.

14. No Right to Continued Employment. This Agreement shall not confer on the Grantee any right to be retained, in any position, as an employee, consultant or director of the Company.

15. Notices. Any notice, request, instruction or other document given under this Agreement shall be in writing and may be delivered by such method as may be permitted by the Company, and shall be addressed and delivered, in the case of the Company, to the Secretary of the Company at the principal office of the Company and, in the case of the Grantee, to the Grantee’s address as shown in the records of the Company or to such other address as may be designated in writing (or by such other method. approved by the Company) by either party.

16. Conflict. In the event of conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of this Agreement will govern and prevail.

17. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

18. Execution. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Performance Share Unit Agreement on the          day of                     , 200    . By execution of this Performance Share Unit Agreement the Grantee acknowledges receipt of a copy of the Plan.

THE NASDAQ STOCK MARKET, INC.

By:
Title:

[INSERT NAME OF GRANTEE]

Appendix A

Performance Goal for Performance Share Unit Grant

[PERFORMANCE PERIOD DATES] Performance Period

This Appendix A to the Performance Share Unit Agreement sets forth the Performance Goal to be achieved and, depending upon the extent (if any) to which the Performance Goal is achieved, the number of whole and/or partial Shares, if any, which the Grantee shall have the right to receive with respect to each Performance Share Unit. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement and the Plan.

Table 1: Levels of Achievement of the Performance Goal

	Threshold Performance	Target Performance	Maximum Performance
[GOALS]

The following table sets forth, subject to the vesting conditions set forth in the Agreement, the total number of Shares deliverable to the Grantee as a result of achievement of each such Performance Goal levels.

Table 2: Number of Shares Deliverable Upon Achievement

of Performance Goal

Threshold Performance	Target Performance	Maximum Performance
[INSERT NUMBER OF SHARES]	[INSERT NUMBER OF SHARES]	[INSERT NUMBER OF SHARES]

All actions taken by the Committee pursuant to this Appendix A shall be final, conclusive and binding upon the Grantee, and all other persons, to the maximum extent permitted by law.